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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3 No. 333-64508) and related Prospectus of Billserv, Inc. for the registration of 1,758,242 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2001, except Note 16 as to which the date is March 21, 2001, with respect to the consolidated financial statements of Billserv, Inc. (formerly billserv.com, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

San Antonio, Texas
July 20, 2001